UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

PGT Innovations, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive
North Venice, Florida	34275
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 480-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 30, 2023, the Board of Directors of PGT Innovations, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company. The dividend is payable on April 10, 2023 (the “Record Date”) to holders of record as of the close of business on that date. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

The Board of Directors has adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more of the outstanding common stock of the Company without the approval of the Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

The Rights

The Board of Directors authorized the issuance of a Right with respect to each outstanding share of Common Stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. Issuances of new shares of Common Stock after the Record Date but before the Distribution Date, as defined under the subheading “Exercisability” below, will be accompanied by new Rights.

Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or by the book entry account that evidences record ownership of) the Common Stock. After the Distribution Date, the Rights Agent will mail separate certificates (“Right Certificates”) evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercisability

The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase, for $90.00 (the “Purchase Price”), one one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”). This portion of a share of Series A Preferred Stock will give the stockholder approximately the same dividend, voting or liquidation rights as would one share of Common Stock. Prior to exercise, Rights holders in their capacity as such have no rights as a stockholder of the Company, including the right to vote and to receive dividends.

The “Distribution Date” generally means the earlier of:

•	the close of business on the 10th business day after the date of the first public announcement that a person or any of its affiliates and associates has become an “Acquiring Person,” as defined below, and

•	the close of business on the 10th business day (or such later day as may be designated by the Board of Directors before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

An “Acquiring Person” generally means any person who or which, together with all affiliates and associates of such person obtains beneficial ownership of 10% or more of shares of Common Stock, with certain exceptions.

Beneficial Ownership

Certain synthetic interests in securities created by derivative positions – whether or not such interests are considered to be ownership of underlying shares of Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended – are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative positions, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swap dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership. In addition, shares held by Affiliates and Associates of an Acquiring Person, and Notional Common Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person (in each case as such capitalized terms are defined in the Rights Agreement).

Preferred Stock

The value of one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of Common Stock, subject to adjustment. Each one one-thousandth of a share of Preferred Stock, if issued:

•	will not be redeemable,

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater,

•	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of Common Stock, whichever is greater,

•	will have the same voting power as one share of Common Stock,

•	if shares of the Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Consequences of a Person or Group Becoming an Acquiring Person

Flip in. Subject to the Company’s exchange rights, described below, at any time after any person has become an Acquiring Person, each holder of a Right (other than an Acquiring Person, its affiliates and associates) will be entitled to purchase for each Right held, at the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

Exchange. At any time on or after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock or the occurrence of any of the events described in the next paragraph), the Board of Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Flip over. If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) will entitle the holder to purchase for each Right held, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Expiration

The Rights will expire on the first anniversary of March 30, 2023 unless earlier exercised, exchanged, amended or redeemed.

Redemption

The Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time before any person has become an Acquiring Person. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price per Right. The redemption price will be subject to adjustment.

Amendment

At any time before any person has become an Acquiring Person, the Rights Agreement may be amended in any respect. After such time, the Rights Agreement may be amended (i) to cure any ambiguity, (ii) to correct any defective or inconsistent provision or (iii) in any respect that does not adversely affect Rights holders (other than any Acquiring Person, its affiliates and associates).

Antidilution

The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

ITEM 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the adoption of the Rights Agreement, on March 29, 2023 the Board approved a Certificate of Designations of Series A Preferred Stock of the Company (the “Certificate of Designations”) setting forth the rights, powers and preferences of the Preferred Stock. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on March 30, 2023. A copy of the Certificate of Designations is attached as Exhibit 3.1 and is incorporated herein by reference.

ITEM 8.01. Other Events.

On March 30, 2023, the Company published a press release announcing the completion of the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferred Stock
4.1	Rights Agreement, dated as of March 30, 2023, between PGT Innovations, Inc., a Delaware corporation, and American Stock Transfer & Trust Company, LLC, as Rights Agent
99.1	Press release of PGT Innovations, Inc., dated March 30, 2023
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PGT INNOVATIONS, INC.

Date:	March 30, 2023	By:	/s/ Ryan S. Quinn
			Name:	Ryan S. Quinn
			Title:	General Counsel and Corporate Secretary